Exhibit 99.3
Web.com Announces Agreement to Acquire Yodle

•	Significantly expands scale in value added digital marketing solutions increasing total revenue base by over 35%

•	Enhances long term growth profile

•	Adds complementary vertical market solutions, franchise specific products and cloud based office automation business applications

•	Over $30 million of projected synergies

JACKSONVILLE, Fla. - February 11, 2016 - Web.com Group, Inc. (Nasdaq: WEB), a leading provider of Internet services and online marketing solutions for small businesses, today announced it has entered into a definitive agreement to acquire Yodle, a leader in local digital marketing, in an all cash transaction.

“The acquisition of Yodle is a natural complement to our strategy at Web.com. Value added digital marketing solutions are a large and fast growing portion of the market where Web.com has developed a differentiated set of offerings. This market segment has been a strategic focus for us for several years, and the purchase of Yodle will solidify our position as a leading national provider in this space. We are pleased to be gaining a company with a strong track record of developing and selling vertically focused solutions that help small businesses attract new business and retain existing customers through cloud based marketing platforms,” said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, “To put this transaction in perspective, on a combined basis for 2015, Web.com would have had over $765 million in non-GAAP revenues with 50% of its revenue generated from faster growing value added digital marketing solutions. We expect the transaction to be accretive to non-GAAP earnings per share within the first year as we begin to realize synergies and pay down debt.”

Strategic Fit
Yodle is a leading provider of cloud based local marketing solutions for small businesses with approximately 1,400 employees and over $200 million in annual revenue. They serve approximately 58,000 subscribers at an average revenue per user (ARPU) of approximately $300 per month. Combining the Web.com and Yodle franchises will have multiple strategic and financial benefits including:

•	Accelerates Web.com’s position and scale as a leading, national provider of value added digital marketing solutions to small businesses.

•	Improves Web.com’s growth profile by adding higher growth revenue streams.

•
Adds complementary vertical market products and expertise, office automation business applications, and a successful franchise platform serving over 9,000 locations building on Web.com’s ongoing initiatives to expand in these areas.

•	Creates opportunity to up sell and cross sell across a 3.4 million subscriber base.

Financing and Financial Impact
Web.com will acquire 100% of the outstanding shares of Yodle with $300 million paid at close and $20 million and $22 million paid at the first and second anniversary of the closing date, respectively. The purchase price is subject to customary working capital adjustments. For 2015, the combined company on a pro-forma basis would have had $767 million in non-GAAP revenue and $189 million in adjusted EBITDA, including full run rate synergies of $30 million. For 2015, the combined company on a pro-forma basis would have had $751 million in GAAP revenue and $49 million of GAAP operating income, excluding any synergies.

The acquisition will be funded with committed bank debt financing consisting of amendments to the existing credit agreements, a new $200 million term loan as well as approximately $100 million from the current revolving credit facility. Both the term loans and the revolving credit facility will be priced at LIBOR plus 300 basis points with step downs based on leverage ratios. On a pro-forma basis as of December 31, 2015, Web.com would have had approximately $756 million of gross debt representing a leverage ratio of four times pro-forma adjusted EBITDA, including full run rate synergies of $30 million, and a weighted average cost of debt of 2.6% at current market rates. In addition, Web.com expects to realize future cash tax savings from gaining approximately $50 million of net operating losses. Web.com intends to use its strong free cash flow to pay down debt over time.

Closing
The transaction is expected to close by the end of the first quarter of 2016, has been approved by both Web.com’s and Yodle’s board of directors, and is subject to customary closing conditions including regulatory approval under the Hart-Scott-Rodino Antitrust Improvement Act.

Advisors
J.P. Morgan Securities LLC, BofA Merrill Lynch and Barclays served as financial advisors and Cooley LLP acted as legal counsel to Web.com. Credit Suisse acted as financial advisor and Lowenstein Sandler LLP served as legal counsel to Yodle.

Conference Call
Web.com will discuss this transaction in conjunction with its previously announced fourth quarter 2015 financial results and business outlook conference call, scheduled for today, February 11, 2016, at 5:00 p.m. ET. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of this conference call will be available until February 18, 2016 at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13628646.

About Web.com
Web.com Group, Inc. (Nasdaq: WEB) provides a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products and eCommerce solutions. For more information, please visit www.web.com; follow Web.com on Twitter @webdotcom or on Facebook at facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the company, in ways that management views or uses to assess the performance of the company. Web.com's management uses these non-GAAP measures as important indicators of the company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because management believes that excluding such measures helps management and investors better understand Web.com's revenue trends.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Basic and Diluted Share. Web.com excludes from non-GAAP net income and non-GAAP net income per basic and diluted share amortization of intangibles, asset impairment, income tax provision, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, amortization of debt discounts and fees, loss on debt extinguishment, and stock-based compensation, and includes estimated cash income tax payments, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation expense, amortization of intangibles, asset impairment, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the company's operating activities. In addition, Yodle excludes from adjusted EBITDA the cost of its canceled initial public offering.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the company's operating results to the company's competitors, management excludes this item from various non-GAAP measures.

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Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the company's operating results to the company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the company's operating results to the company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of debt discounts and fees. Web.com incurs amortization expense related to debt discounts and deferred financing fees. The difference between the effective interest expense and the coupon interest expense (i.e. debt discount), as well as, amortized deferred financing fees are excluded because Web.com believes the non-GAAP measures excluding these items provide meaningful supplemental information regarding the company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the company's operating results to the company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the company's business operations.

•
Income tax expense. Due to the magnitude of Web.com's historical net operating losses and related deferred tax asset, the Company excludes income tax from its non-GAAP measures primarily because it is not indicative of the actual tax to be paid by the company and therefore is not reflective of ongoing operating results. The company believes that excluding this item provides meaningful supplemental information regarding the company's operational performance and facilitates management's internal comparisons to the company's historical operating results and comparisons to the company's competitors' operating results. The company includes the estimated tax that the company expects to pay for operations during the periods presented.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

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Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the company's business operations.

•
Gains or losses from asset sales or impairment and certain other transactions. Web.com excludes the impact of asset sales or impairment and certain other transactions including debt extinguishments and the sale of equity method investment from its non-GAAP measures because the impact of these items is not considered part of the Company's ongoing operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding, acquiring Yodle will be a significant step in achieving scale in the high end of the market, that the acquisition will be accretive to non-GAAP earnings per share, the expected benefits and achieve synergies Web.com will receive after the closing of the transaction, and the expectation that the transaction will close in the first quarter of 2016, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These statements are sometimes identified by words such as “will,” “expect,” “intends,” “projected,” “estimate,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to: the successful offering of the products and services of Web.com; the closing of the acquisition is subject to closing conditions which, of not met, may cause the acquisition not to close; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
John Herbkersman
904-251-6297
jherbkersman@web.com

Source: Web.com

Web.com Group Inc. And Yodle
Reconciliation of GAAP to Non-GAAP Results
($ in thousands)
(unaudited)

	Twelve months ended December 31, 2015
				Pro forma
	Web.com	Yodle	Adjustments	Combined
Reconciliation of GAAP Revenue to Non-GAAP Revenue
GAAP revenue	$543,461	$207,851	$—	$751,312
Fair value adjustment to deferred revenue	15,909	—	—	15,909
Non-GAAP revenue	$559,370	$207,851	$—	$767,221

Reconciliation of GAAP operating income to adjusted EBITDA
GAAP operating income	$61,714	$(13,051)	$—	$48,663
Depreciation and amortization	56,345	7,497	—	63,842
Stock based compensation	20,064	4,284	—	24,348
Restructuring charges	559	31	—	590
Corporate development	599	—	—	599
Deferred initial public offering costs	—	4,594	—	4,594
Fair value adjustment to deferred revenue	15,909	—	—	15,909
Fair value adjustment to expense	633	—	—	633
Synergies	—	—	30,000	30,000
Adjusted EBITDA	$155,823	$3,355	$30,000	$189,178

Pro forma gross debt as of December 31, 2015	$456,000	—	$300,000	$756,000
Pro-forma leverage ratio to 2015 Adjusted EBITDA w/synergies				4.0x